SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 10, 2012

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President and Chief Executive Officer; Appointment of Vice Chairman; Compensatory Arrangements of Named Executive Officer

On August 10, 2012, Timothy E. Guertin, President, Chief Executive Officer and a director of Varian Medical Systems, Inc. (the “Company”) announced that he intends to retire as President and Chief Executive Officer at the end of the Company’s fiscal year on September 28, 2012. As discussed below, on August 10, 2012, the Company’s Board of Directors (the “Board”) elected Dow R. Wilson to replace Mr. Guertin and appointed Mr. Guertin as its Vice Chairman, both effective as of September 29, 2012.

Mr. Guertin will continue as a non-executive employee of the Company until his retirement in February 2013. In his new role as a non-executive employee of the Company (and in addition to his responsibilities as Vice Chairman of the Board), Mr. Guertin will provide on-going advice and counsel to the management of the Company on strategic business and technological matters, will continue to have involvement with industry and investor groups and key customers, and will provide transitional support. The Board approved the following compensation arrangement for Mr. Guertin in his role as a non-executive employee of the Company, to be effective as of September 29, 2012 and continuing through his retirement date:

•	Base salary at a rate of $952,711 per annum;
•	Participation in the Company’s Management Incentive Plan (“MIP”) at a “target” participation level of 115% of annual salary in fiscal year 2013, with any payout based on fiscal year 2013 results and to be prorated up to Mr. Guertin’s retirement date;
•	Participation in the Company’s Employee Incentive Plan (“EIP”), with any payout based on fiscal year 2013 results and to be prorated up to Mr. Guertin’s retirement date;
•	Participation in the Company’s nonqualified deferred compensation plan, which allows participants to defer a portion of their compensation and allows the Company to make discretionary supplemental retirement contributions (“Company Supplemental Contributions”) beyond what the Company can contribute to participants’ 401(k) retirement accounts due to Internal Revenue Code limitations;
•	Eligibility for the following perquisites: (a) reimbursement for up to $4,000 for required, qualified annual medical examinations in January and February 2013 (plus up to $4,000 not to date reimbursed in calendar year 2012); (b) reimbursement for financial planning advice, estate planning advice, tax planning advice and/or tax return preparation (no dollar limit); and (c) benefits equivalent to those offered under the Company’s Executive Car Program (subject to a vehicle purchase price limit of $82,000 and including the option to purchase the vehicle following his retirement);
•	Provision of leased offsite office space at a fair market value not to exceed $7,000 per month; and
•	Provision of a part-time administrator.

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Mr. Guertin will also be eligible to participate in compensation and benefit programs generally available to all other U.S. employees, such as the Company’s employee stock purchase plan, 401(k) retirement plan and medical, dental, supplemental life and disability insurance programs, subject to his election and contributions towards those benefit programs. Mr. Guertin will not be eligible for the grant of equity awards in his capacity as an employee in fiscal year 2013, nor after September 28, 2012 will he be eligible to receive the benefit of the change-in-control agreement previously entered into between him and the Company.

After Mr. Guertin retires, he will receive the same compensation as the Company’s other non-employee directors.

Appointment of President and Chief Executive Officer

On August 10, 2012, the Board elected Dow R. Wilson, 53, as its President and Chief Executive Officer, effective September 29, 2012. Mr. Wilson has served as the Company’s Executive Vice President and Chief Operating Officer since October 2011. Mr. Wilson served as Corporate Executive Vice President and President, Oncology Systems from August 2005 through September 2011. Mr. Wilson served as Corporate Vice President and President, Oncology Systems from January 2005 to August 2005.  There is no family relationship between Mr. Wilson and any director or executive officer and, outside of his employment arrangements, he is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Starting September 29, 2012, Mr. Wilson will receive an annual base salary of $900,000 and will participate in the Company’s MIP in fiscal year 2013 at a target level of 113% of base salary. He will remain eligible for the same perquisites to which he is currently entitled (although at modified levels) as described in the Company’s Proxy Statement for its 2012 Annual Meeting – participation in the Company’s Executive Car Program (subject to a vehicle purchase price limit of $82,000), reimbursement for financial planning services (no dollar limit) and reimbursement for annual medical examinations (up to $4,000 per calendar year). It is expected that Mr. Wilson will receive equity-based awards under the Company’s Third Amended and Restated 2005 Omnibus Stock Plan in connection with his promotion, the amounts and nature of which have not yet been finally determined.

Mr. Wilson will be eligible to participate in the Company’s nonqualified deferred compensation plan, including being eligible to receive Company Supplemental Contributions. Mr. Wilson will also be eligible to participate in compensation and benefit programs generally available to all other U.S. employees, such as the Company’s employee stock purchase plan, EIP, 401(k) retirement plan and medical, dental, supplemental life and disability insurance programs, subject to his election and contributions towards those benefit programs. However, Mr. Wilson will not be eligible to participate in the Company’s EIP commencing in fiscal year 2013.

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In connection with his promotion, the Company will enter into a new change-in-control agreement with Mr. Wilson in its standard form applicable to the CEO position, effective as of September 29, 2012. Under this agreement, if Mr. Wilson is terminated other than for death, “disability,” “retirement,” or “cause” or if he resigns due to “good reason” (as each of those terms are defined in the agreement) within 18 months after a change in control (as defined in the agreement), he would be entitled to receive a lump sum severance amount equal to three times the sum of his then-current annual base salary, plus the greater of (a) his most recently established target annual bonus, or (b) the average annual bonus that was paid to him in the three fiscal years ending before the termination date. The termination payments and benefits under the agreement may also be triggered under certain circumstances prior to a change in control, as determined under the agreement. “Cause” includes, generally, willful failure to perform one’s duties, fraud and certain wrongful acts, felony convictions and court or regulatory orders requiring termination. “Good reason” includes, generally, a material change in duties or material reduction in authority or responsibility, a reduction in total compensation except when an equivalent reduction occurs for the entire class of other similar executives, a material change in employee benefits, relocation and certain breaches of the agreement by the Company.

In addition, under the agreement, if he is terminated under the circumstances described above, his then unvested stock options, restricted stock and restricted stock units (“RSUs”) would fully vest as of the termination date. As for performance units, Mr. Wilson would be eligible for the full target award (i.e., the performance conditions of the performance award will no longer apply), but he would wait until vesting (i.e., at the end of the three-year performance period from the original grant date) to get delivery of the shares. While the RSUs would fully vest as of Mr. Wilson’s termination date, he would also have to wait until the original vesting date to get delivery of the shares. In addition, the Company would continue certain insurance and other benefits under the then-existing terms for up to 24 months (or, if earlier, the start of full-time employment with a new employer), pay him a lump sum pro-rata bonus at target for the applicable performance period(s) in which the termination occurs, and provide him an election to purchase the automobile leased under the Executive Car Program, if any.

The agreement also provides for certain death and long-term disability benefits in the event of his death or disability within 18 months after a change in control. Payments and benefits may be delayed six months following separation from service in order to avoid onerous taxation under Section 409A of the Internal Revenue Code.

The agreement also provides that actual change-in-control payments will be reduced to $1 below the threshold imposed under Section 280G (i.e., thereby not triggering excise tax) if the change-in-control payments after the imposition of the excise tax would otherwise result in a lesser amount.

Appointment of Principal Accounting Officer

On May 17, 2012, the Company announced that Tai-yun Chen intended to retire from her position as Senior Vice President, Finance and Corporate Controller effective as of August 10, 2012.

On August 10, 2012, the Board elected Mr. Clarence Verhoef as the Company’s new Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer), effective August 11, 2012. Mr. Verhoef, 56, has been the Company’s Vice President and Operations Controller since May 2012. Prior to that, Mr. Verhoef was the Controller for the Company’s X-ray Products business from September 2006 to May 2012. There is no family relationship between Mr. Verhoef and any director or executive officer and, outside of his employment arrangements, he is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

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Starting August 11, 2012, Mr. Verhoef will receive an annual base salary of $290,000 and will participate in the Company’s MIP in fiscal year 2013 at a target level of 53% of base salary. Mr. Verhoef’s participation in the Company’s MIP for the remainder of fiscal year 2012 remains at a target level of 30% of base salary. He will receive a one-time bonus of $15,000 in November 2012 for his services as the Company’s Vice President and Operations Controller. In addition, Mr. Verhoef will be eligible to participate in the following compensatory arrangements: reimbursement for annual physical examinations (up to $4,000 per calendar year); reimbursement for up to $6,500 per calendar year for out-of-pocket expenses incurred to obtain financial advice, estate planning advice, tax advice and/or tax return preparation and filing; and participation in the corporation’s Executive Car Program, under which the Company would provide a leased vehicle costing up to $68,000. It is expected that Mr. Verhoef will receive equity-based awards under the Company’s Third Amended and Restated 2005 Omnibus Stock Plan in connection with his promotion, the amounts and nature of which have not yet been finally determined.

Mr. Verhoef will be eligible to participate in the Company’s nonqualified deferred compensation plan, including being eligible to receive Company Supplemental Contributions. Mr. Verhoef will also be eligible to participate in compensation and benefit programs generally available to all other U.S. employees, such as the Company’s employee stock purchase plan, EIP, 401(k) retirement plan and medical, dental, supplemental life and disability insurance programs, subject to his election and contributions towards those benefit programs. However, Mr. Verhoef will not be eligible to participate in the Company’s EIP commencing in fiscal year 2013.

In connection with his appointment as Senior Vice President, Finance and Corporate Controller, the Company and Mr. Verhoef entered into the Company’s standard indemnity agreement. The Company and Mr. Verhoef also entered into a change-in-control agreement in its standard form applicable to key employees. Under this agreement, if Mr. Verhoef is terminated other than for death, “disability,” “retirement,” or “cause” or if he resigns due to “good reason” (as each of those terms are defined in the agreement) within 18 months after a change in control (as defined in the agreement), he would be entitled to receive a lump sum severance amount equal to two times the sum of his then-current annual base salary, plus the greater of (a) his most recently established target annual bonus, or (b) the average annual bonus that was paid to him in the three fiscal years ending before the termination date. The termination payments and benefits under the agreement may also be triggered under certain circumstances prior to a change in control, as determined under the agreement.

In addition, under the agreement, if he is terminated under the circumstances described above, his then unvested stock options, restricted stock and RSUs would fully vest as of the termination date. As for performance units, if any, Mr. Verhoef would be eligible for the full target award (i.e., the performance conditions of the performance award will no longer apply), but he would wait until vesting (i.e., at the end of the three-year performance period from the original grant date) to get delivery of the shares. While the RSUs would fully vest as of Mr. Verhoef’s termination date, he would also have to wait until the original vesting date to get delivery of the shares. In addition, the Company would continue certain insurance and other benefits under the then-existing terms for up to 24 months (or, if earlier, the start of full-time employment with a new employer), pay him a lump sum pro-rata bonus at target for the applicable performance period(s) in which the termination occurs, and provide him an election to purchase the automobile leased under the Executive Car Program, if any.

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The agreement also provides for certain death and long-term disability benefits in the event of his death or disability within 18 months after a change in control. Payments and benefits may be delayed six months following separation from service in order to avoid onerous taxation under Section 409A of the Internal Revenue Code.

The agreement also provides that actual change-in-control payments will be reduced to $1 below the threshold imposed under Section 280G (i.e., thereby not triggering excise tax) if the change-in-control payments after the imposition of the excise tax would otherwise result in a lesser amount.

Election of Directors

On August 10, 2012, the Company’s Board increased the number of directors constituting the Board from nine to ten and appointed Erich R. Reinhardt, Ph.D., to fill the vacancy so created. Mr. Reinhardt will serve for a term expiring at the Company’s 2013 Annual Meeting of Stockholders, whereupon he will be eligible for nomination for re-election. It was not immediately determined on which committees of the Board Mr. Reinhardt would serve. Mr. Reinhardt is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In accordance with the Company’s current program for compensation of non-employee directors Mr. Reinhardt will receive a prorated portion of the annual cash retainer of $45,000 and $2,000 for each Board meeting attended ($1,000 if the Board meeting was an in-person meeting and the director attended by telephone or video conference). Additionally, pursuant to the Company’s Third Amended and Restated 2005 Omnibus Stock Plan, if he continues as a director, Mr. Reinhardt will receive a full annual retainer, as well as a grant of a non-qualified option for 5,000 shares of the Company’s common stock with an exercise price equal to the fair value (i.e., the closing price) on the date of grant and a grant of deferred stock units having a fair market value of $100,000 on the date of grant, as of the date after the Company’s 2013 Annual Meeting of Stockholders. Mr. Reinhardt would receive similar awards at subsequent annual meetings, subject to continued service on the Board.

On August 10, 2012, the Company’s Board increased the number of directors by one more to eleven, effective September 29, 2012, and appointed Dow R. Wilson, the Company’s current Executive Vice President and Chief Executive Officer, to fill the vacancy so created. Mr. Wilson will serve for a term expiring at the Company’s 2014 Annual Meeting of Stockholders, whereupon he will be eligible for nomination for re-election. As an employee of the Company, it is not expected that Mr. Wilson will serve on any committees of the Board, nor will he receive any compensation for his service on the Board.

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The Company has issued a press release regarding Mr. Guertin’s appointment as Vice Chairman of the Board, Mr. Wilson’s appointment to the Board and Mr. Wilson’s election as President and Chief Executive Officer of the Company. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The Company has issued a press release regarding Mr. Reinhardt’s appointment to the Board, a copy of which is attached as Exhibit 99.2 and incorporated herein by reference.

Item 8.01. Other Events

On August 10, 2012, the Company’s Board authorized the repurchase of an additional 8,000,000 shares of the Company’s common stock from September 29, 2012 through December 31, 2013. Stock repurchases may be made in the open market, in privately negotiated transactions including accelerated share repurchase programs, or in Rule 10b5-1 share repurchase plans, and may be made from time to time or in one or more larger blocks. Repurchases are expected to be made in accordance with Rule 10b-18 and may include plans designed to satisfy the Rule 10b5-1 safe harbor. Shares will be retired upon repurchase.

On August 13, 2012, the Company issued a press release entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock through Calendar Year 2013.” A copy of the press release is attached as Exhibit 99.3 and incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press Release dated August 13, 2012 entitled “Varian Medical Systems’ CEO Timothy E. Guertin Announces Plans to Retire; Board of Directors Names Dow R. Wilson as Successor.”

	99.2	Press Release dated August 13, 2012 entitled “Erich R. Reinhardt Appointed to Board of Directors of Varian Medical Systems.”

	99.3	Press Release dated August 13, 2012 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock through Calendar Year 2013.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ JOHN W. KUO
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: August 13, 2012

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EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated August 13, 2012 entitled “Varian Medical Systems’ CEO Timothy E. Guertin Announces Plans to Retire; Board of Directors Names Dow R. Wilson as Successor.”
99.2	Press Release dated August 13, 2012 entitled “Erich R. Reinhardt Appointed to Board of Directors of Varian Medical Systems.”
99.3	Press Release dated August 13, 2012 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock through Calendar Year 2013.”

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